EXHIBIT 10.1
HAYES LEMMERZ INTERNATIONAL, INC.
PERFORMANCE CASH PLAN
          Section 1. Purpose of Plan.
          The name of this plan is the Hayes Lemmerz International, Inc. Performance Cash Plan (the “Plan”). The purpose of the Plan is to provide financial incentive for certain key employees of the Company and its Subsidiaries to achieve strategic performance objectives. The Plan is also a vehicle to attract and retain key personnel.
          Section 2. Definitions.
          For purposes of the Plan, the following terms shall be defined as set forth below:
          (a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
          (b) “Award” means an award pursuant to the provisions of the Plan.
          (c) “Award Agreement” means, with respect to each Award, the written agreement between the Company and a Participant setting forth the terms and conditions of an Award.
          (d) “Base Salary” means an Eligible Recipient’s actual annual base salary rate in effect on the date of the Award Agreement. Base Salary shall be determined without regard to deductions and withholdings. Base Salary does not include bonus, incentive pay, Presidential Awards, moving expenses, car allowances, foreign service allowances, any overtime paid to exempt employees, holiday bonus, vacation bonus, or other compensation amounts.
          (e) “Board” means the board of directors of the Company.
          (f) “Change of Control” means the first to occur of any one of the events set forth in the following paragraphs:
     (1) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the voting stock of the Company, HLI Parent or HLI (for purposes of this clause (1), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

     (2) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company, HLI Parent, HLI and their subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Subsidiary), shall have occurred, or the Company, HLI Parent or HLI merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, HLI Parent or HLI in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company, HLI Parent or HLI is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:
     (a) the outstanding Voting Stock of the Company, HLI Parent or HLI is reclassified into or exchanged for other Voting Stock of the Company, HLI Parent or HLI or for Voting Stock of the surviving Person, and
     (b) the holders of the Voting Stock of the Company, HLI Parent or HLI immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company, HLI Parent or HLI or the surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or
     (3) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board then in office; or
     (4) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.
          (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
          (h) “Committee” means the Compensation Committee of the Board, or such other committee established or designated by the Board or the Compensation Committee to administer the Plan.
          (i) “Company” means Hayes Lemmerz International, Inc., a Delaware corporation.
          (j) “Disability” means any physical or mental condition that would qualify the Participant for disability benefits under any long-term disability plan maintained by the Company or such other condition as may be determined in the sole discretion of the Committee to constitute a Disability.

          (k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time
          (l) “Eligible Recipient” means an officer, director, or key employee of the Company or of any Subsidiary.
          (m) “Employment Agreement” means an employment agreement between a Participant and the Company or a Subsidiary.
          (n) “HLI” shall mean HLI Operating Company, Inc.
          (o) “HLI Parent” shall mean HLI Parent Company, Inc.
          (p) “Participant” means any Eligible Recipient selected by the Committee pursuant to Section 5 to be eligible to receive an Award.
          (q) “Performance Goals” means a goal or goals established by the Committee in its sole discretion for a Performance Period against which a Participant’s actual performance will be measured.
          (r) “Performance Period” means any period as determined by the Committee with respect to which an Award may be granted.
          (s) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
          (t) “Plan” means this Hayes Lemmerz International, Inc. Performance Cash Plan.
          (u) “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including capital stock in, and other securities of, any other Person.
          (v) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
          (w) “Termination of Employment” means that a Participant’s employment with the Company and all its Subsidiaries terminates.
          (x) “Voting Stock” shall mean all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
          (y) “Wholly Owned Subsidiary” shall mean, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares and other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements, including the 100,000 shares of series A cumulative redeemable exchangeable preferred stock of HLI issued pursuant to the Plan of Reorganization of Hayes Lemmerz International, Inc. and outstanding on the date hereof) is at such time owned, directly or indirectly, by the Company and its other wholly owned subsidiaries.
          Section 3. Administration.
          (a) The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Committee shall have the power and authority, without limitation:
(i)	to select those Eligible Recipients who shall be Participants;

(ii)	to determine whether and to what extent Awards are to be granted hereunder to Participants;

(iii)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards granted hereunder;

(v)	to determine the amount payable under any Award;

(vi)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii)	to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) in its sole discretion and to otherwise supervise the administration of the Plan.
          (b) The Committee may, in its sole discretion, without amendment to the Plan, accelerate the date on which any Award granted under the Plan becomes vested, waive or amend the operation of Plan provisions or otherwise adjust any of the terms of such Award; provided that no action under this Section 3(b) shall cause an Award to become subject to Section 409A of the Code or shall adversely affect any outstanding Award without the consent of the holder thereof.
          (c) All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, each Subsidiary and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The Plan and grants of Awards made pursuant to the Plan are intended to be excluded from Section 409A of the Code as a short-term deferral under Regulation Section 1.409A-1(b)(4). The Plan shall be interpreted in a manner consistent with this intent.

          Section 4. Change of Control
          Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, in the event of a Change of Control, each Participant shall become fully vested in the higher of the target Award or the projected actual Award, as determined by the Committee, under each then-outstanding Award, and any amounts payable under any then-outstanding Award shall be paid in a cash lump sum as soon as administratively feasible after such Change of Control.
          Section 5. Eligibility.
          The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Recipients.
          Section 6. Establishment of Performance Goals
          (a) For each Performance Period, the Committee shall establish and set forth in the Award the Performance Goals applicable to each Participant. The Performance Goals will be determined by the Committee in its sole discretion, including without limitation, the execution of objectives related to the Company’s operating or strategic plans.
          (b) As determined in the sole discretion of the Committee, the Performance Goals for any Performance Period may (i) differ from Participant to Participant; (ii) be based on the performance of the Company as a whole or the performance of a specific Participant, or Subsidiary, division, department, region, function or business unit of the Company; and (iii) be measured on an absolute basis or in relation to a peer group or an index. Awards granted under the Plan may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine.
          (c) The Committee may amend or adjust the performance measures in its sole discretion from time to time during a Performance Period.
          Section 7. Awards
          (a) The Committee, in its sole discretion, shall assign each Participant a target Award, which may be expressed as a percentage of Base Salary.
          (b) The Committee, in its sole discretion, shall establish a payout table or formula for purposes of determining the Award (if any) payable to each Participant. Each payout formula or table shall (i) be in writing; (ii) be based on a comparison of actual performance to the Performance Goals; and (iii) provide for the payment of a Participant’s target Award if the Performance Goals for the Performance Period are achieved. The Committee may provide for an actual Award greater than or less than the Participant’s target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals.
          (c) After the end of each Performance Period, the Committee shall determine the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. However, each Participant’s actual Award (if any) shall be subject to the maximum provided in Section 8.

          Section 8. Maximum Award Payable.
          The maximum amount payable to a Participant under an Award with respect to any single Performance Period shall not exceed 200 percent of the target Award of such Participant.
          Section 9. Payment of Awards
          Payment of any amount due under an Award shall be paid in accordance with the terms of the Award Agreement. In the event an Award is payable to a Participant after the Participant’s death, such payment shall be made in cash to the Participant’s estate.
          Section 10. Amendment and Termination.
          The Committee may amend, alter or terminate the Plan; provided, however, that no such event shall impair the rights of any Participant without his or her consent. Any Awards granted prior to termination of the Plan shall remain in effect and subject to the Plan until the end of the last Performance Period under such Awards.
          Section 11. Withholding Taxes.
          The Company shall withhold all applicable income and other taxes from any Award payment to any Participant, including any federal, FICA, state and local taxes applicable in the Participant’s country of residence or employment.
          Section 12. General Provisions.
          (a) Any amount payable under an Award shall be payable solely from the general assets of the Company. Each Participant’s right to any payment under of an Award shall be solely as an unsecured general creditor of the Company.
          (b) Neither the adoption of the Plan nor the granting of any Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time. The granting of one Award to an Eligible Recipient shall not entitle the Eligible Recipient to any additional grants of Awards thereafter.
          (c) The provisions of the Plan and applicable Award Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company and upon the Participant and his or her heirs, successors and administrators.
          (d) In the event any one or more of the provisions of the Plan or any Award Agreement shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
          (e) Notwithstanding anything to the contrary in the Plan, to the extent a provision of the Plan conflicts with the terms of any Participant’s Employment Agreement, the terms of such Employment Agreement shall control over the Plan.

          Section 13. Effective Date.
          The Plan shall be effective as of July 13, 2008. The Plan will continue indefinitely until terminated pursuant to Section 10.
          Section 14. Governing Law.
          The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.